                                                                      EXHIBIT 21

                             LIST OF SUBIDIARIES OF
                              REPUBLIC BANCORP INC.

                                                                         Percentage          State of
                                                                             of            Incorporation
Parent                        Subsidiary                                 Ownership        or Organization
------                        ----------                                 ----------       ---------------
Republic Bancorp Inc.        Republic Bank                                  100%             Michigan

Republic Bancorp Inc.        D&N Bank                                       100%             Delaware

Republic Bank                Republic Banc Mortgage Corporation             100%             Michigan

Republic Bank                Market Street Mortgage Corporation              80%             Michigan

Republic Bank                CAS Properties, Inc.                           100%               Ohio

D&N Bank                     D&N Capital Corporation                        100%             Delaware

D&N Bank                     Quincy Investment Services, Inc.,
                             A Licensed Insurance Agency                    100%             Delaware